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                                                                   Exhibit 10.45

                                SECOND AMENDMENT
                   TO THE "AGREEMENT FOR PURCHASE AND SALE OF
                     WASTE ROCK FROM THE JOHNSON CAMP MINE"

This document is an amendment ("Amendment") to the "Agreement for Purchase and Sale of Waste Rock from the Johnson Camp Mine" dated February 25, 2004 ("Agreement") between Nord Resources Corporation ("Seller") and JC Rock, LLC ("Purchaser").

Seller hereby agrees to reduce the royalty from $2.00 per ton to $1.50 per ton on fines and rock sold by Purchaser to individuals, companies or organizations where the sales price to such individuals, companies or organizations is $6.00 per ton or greater, FOB Johnson Camp.

Dated May 1, 2005

NORD RESOURCES CORPORATION              JC ROCK, LLC


By:                                     By:
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